UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021 (November 29, 2021)

DOLLAR TREE, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

(757) 321-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 29, 2021, Dollar Tree, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the Company’s issuance and sale of $800,000,000 aggregate principal amount of its 2.650% Senior Notes due 2031 (the “2031 Notes”) and $400,000,000 aggregate principal amount of its 3.375% Senior Notes due 2051 (the “2051 Notes” and, together with the 2031 Notes, the “Notes”).

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging, brokerage and advisory services for the Company for which they have received, and will receive, customary fees and expenses. In particular, affiliates of certain of the Underwriters are expected to be agents and/or lenders under the Company’s credit facility that it expects to enter into following the completion of the offering of the Notes.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Notes

On December 1, 2021, the Company completed its previously announced registered offering of the Notes. The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-261307) (the “Registration Statement”), including a prospectus supplement dated November 29, 2021 (the “Prospectus Supplement”) to the prospectus contained therein dated November 23, 2021 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

The Notes were issued pursuant to an indenture, dated as of April 2, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of December 1, 2021 (the “Second Supplemental Indenture”).

The Notes are unsecured, unsubordinated obligations of the Company and rank equally in right of payment to all of the Company’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes.

The 2031 Notes mature on December 1, 2031 and bear interest at the rate of 2.650% per annum. The 2051 Notes mature on December 1, 2051 and bear interest at the rate of 3.375% per annum. The Company is required to pay interest on the Notes semi-annually, in arrears, on June 1 and December 1 of each year, beginning on June 1, 2022, to holders of record on the preceding May 15 and November 15, respectively.

The Company may redeem the Notes of each series in whole or in part at any time and from time to time prior to the date that is (i) in the case of the 2031 Notes, three months before the maturity date of the 2031 Notes (September 1, 2031), and (ii) in the case of the 2051 Notes, six months before the maturity date of the 2051 Notes (June 1, 2051) (the date with respect to each such series, the “Applicable Par Call Date”), in each case, at a “make-whole” price described in the Second Supplemental Indenture plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, on or after the Applicable Par Call Date, the Company may redeem the Notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof.

In the event of a Change of Control Triggering Event (as defined in the Second Supplemental Indenture) with respect to any series, the holders of the Notes of such series may require the Company to purchase for cash all or a portion of their Notes of such series at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Indenture limits the ability of the Company and its subsidiaries, subject to significant baskets and exceptions, to incur certain secured debt. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable, as applicable.

A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Second Supplemental Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Second Supplemental Indenture and the form of Notes attached hereto.

Use of Proceeds

The Company expects to use the net proceeds from this offering to redeem its outstanding 3.700% Senior Notes due 2023 (the “Existing 2023 Senior Notes”), with any remaining amounts to be used for general corporate purposes, which may include repurchases of the Company’s common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Redemption of the Existing 2023 Senior Notes

The Existing 2023 Senior Notes were issued under the Indenture, as supplemented by the first supplemental indenture thereto dated as of April 19, 2018. As previously disclosed, on November 16, 2021, the Trustee, at the Company’s direction, delivered a conditional notice of redemption to holders of all $1,000,000,000 in aggregate principal amount of the Existing 2023 Senior Notes outstanding.

On December 1, 2021, the Company redeemed the Existing 2023 Senior Notes, in accordance with the conditional notice of redemption. In connection with the redemption of the Existing 2023 Senior Notes, the Company paid a redemption premium of $43.8 million, which was equal to 4.4% of the outstanding principal amount.

Item 8.01. Other Events.

In connection with the offering by the Company of the Notes, as described in Item 1.01 of this Current Report on Form 8-K, the opinions of counsel with respect to the validity of the Notes sold in the offering (Exhibits 5.1 and 5.2 hereto) are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and the Prospectus Supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 29, 2021, by and among Dollar Tree,Inc. and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated as of December 1, 2021, between Dollar Tree, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 2.650% Senior Notes due 2031 (included in Exhibit 4.1).

4.2	Form of 3.375% Senior Notes due 2051 (included in Exhibit 4.1).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

5.2	Opinion of Williams Mullen.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of Williams Mullen (included in Exhibit 5.2).

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.
(Registrant)

Date: December 1, 2021	By:	/s/ Kevin S. Wampler
Name: Kevin S. Wampler
Title: Chief Financial Officer